                                                                  EXHIBIT 10.9

                                 TENET BUYPOWER
                         PURCHASING ASSISTANCE AGREEMENT

This Purchasing Assistance Agreement (this "Agreement") is entered into by and between Iasis Healthcare Corporation, a Delaware corporation as successor in interest to JLL Hospital, LLC, a Delaware limited liability company, for itself and on behalf of its subsidiaries identified on Exhibit A, attached hereto and incorporated herein by this reference (collectively hereinafter, "Purchaser"), located at 104 Woodmont, Suite 101, Nashville, Tennessee 37205, and Tenet HealthSystem Medical, Inc., on behalf of itself and its affiliates, a Delaware Corporation ("Tenet"), located at 14001 Dallas Parkway, Dallas, Texas 75240.

                                   WITNESSETH:

A. Purchaser (through its direct and indirect subsidiaries) owns and/or operates those certain facilities listed on Exhibit B, attached hereto and incorporated herein by this reference (hereinafter referred to as "a facility" or collectively as "the facilities"), through which Purchaser and its direct and indirect subsidiaries (collectively, "Hospital") provides medical and hospital services.

B. Tenet maintains agreements for purchasing various goods, supplies, materials, dietary products, pharmaceutical and equipment used by hospitals on a national basis.

C. Hospital desires to purchase such goods, supplies, materials, dietary products, pharmaceutical and equipment under said national supply and purchase agreements to the extent permitted by such agreements, and to the extent that the price for purchase hereunder would be based upon meeting vendor terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth, it is agreed as follows:

1.       PURPOSE:

         Hospital hereby employs Tenet to assist Hospital in the purchasing of various supplies, goods, materials, dietary products, pharmaceutical and equipment used in the Hospital's normal and customary operations of the facilities and Tenet agrees to assist Hospital in the purchasing of such supplies, goods, materials, dietary products, pharmaceutical and equipment for the facilities, all as is more fully set forth below.

2.       TERM:

         Subject to prior termination under Paragraph 6, below, the term of this Agreement shall be for a period of one year commencing on October 5, 1999, and ending on October 16, 2000 (the "Initial Term"); provided, however, that unless notice of termination is provided by Hospital at least 30 days prior to the expiration of the Initial Term or any renewal term, this agreement shall automatically be extended for successive one year periods.

3.       TENET'S RESPONSIBILITIES:

         a. Prior to the commencement date of this Agreement, Tenet has delivered, or caused to be delivered, to Hospital a copy (or brief summary hereof) of all national purchase and supply agreements which Tenet has in effect at that time. Additionally, Tenet will, during the term hereof, provide Hospital with copies of any additional amendments, changes, or terminations to such agreements on a timely basis so that Hospital can be advised thereof.

         b. Tenet will provide consultation with Hospital to effect a smooth transition.

         c. Tenet shall notify each of the contracting parties to such national purchase and supply agreements that Hospital is participating in such agreements to the extent permitted by such agreements and accordingly is entitled to purchase of such goods, supplies, materials, dietary products, pharmaceutical and equipment and receive the same discounts thereunder as Tenet.

         d. Hospital acknowledges that Tenet has certain subsidiaries and divisions in the health care field. Certain of these subsidiaries or divisions may, from time to time, make proposals to or do business with Hospital. Tenet shall in each instance cause the disclosure of the related nature of such enterprises, and Hospital shall in each such instance be free to enter into or reject any such proposals or business dealing solely on the respective merits.

4.       REPRESENTATIONS AND COVENANTS OF HOSPITAL:

         Hospital hereby represents to and covenants with Tenet as follows:

         a. All purchasing by Hospital of goods, supplies, materials, dietary products, pharmaceuticals and equipment under said national purchasing and supply agreements shall be in the name of Hospital or its controlled affiliates, and Hospital shall be solely responsible for payment therefor.

         b. Any purchase by Hospital under any such national purchase and supply agreement will be between Hospital and the respective contractor; Tenet does not make any warranty, express or implied, as to such goods, supplies, materials, dietary products, pharmaceuticals or equipment.

         c. Hospital shall indemnify and hold Tenet harmless from any liability brought against them or any of them as a result of Hospital's action or inaction with respect to such national purchase and supply agreements.

5.       ADMINISTRATIVE FEES:

         Tenet shall share back 50% of all administrative fees paid by suppliers against the Hospital's purchases as identified in Paragraph 8 of this Agreement.

6.       TERMINATION:

         a. During the term hereof, either party may terminate this Agreement with or without cause at any time by giving written notice to the other, such termination to be effective sixty (60) days after the date such notice is given.

         b. Upon termination of this Agreement, whether by expiration of its term or otherwise, provided that Tenet is not performing services on a month-to-month basis as provided in Paragraph 2 above, neither Hospital nor Tenet shall have any further obligations hereunder, and particularly no obligation to maintain, update, or advise concerning any system or procedure provided hereunder.

7.       SUCCESSORS AND ASSIGNS:

         a. No party hereto may assign its interest in or delegate the performance of its obligations under this Agreement to any other person without obtaining the prior written consent of the other party. Hospital may assign its interest to a duly authorized successor in interest provided, however, that any such transferee or assignee shall expressly assume in writing the obligations of Hospital to Tenet as set forth herein.

         b. The terms, provisions, covenants, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto, provided that no assignment, transfer, pledge or mortgage by or through either party, as the case may be, in violation of the provisions of this Agreement, shall vest any rights in the assignee, transferee, pledgee or mortgagee.

8.       FEE FOR PURCHASING ASSISTANCE AGREEMENT:

         Hospital acknowledges that, as part of an agreement to furnish goods or services to Hospital, Tenet may receive a group purchasing administrative fee in connection with certain products that are purchased, licensed or leased by Hospital. Such payment shall equal 3% or less of the purchase price of the goods or services provided by the participating vendor. Tenet shall disclose to Hospital in writing, on an annual basis, and to the Secretary of Health and Human Services upon his or her request, the amount received from each vendor with respect to purchases made by or on behalf of Hospital. Within 90 days after the end of each fiscal quarter of Tenet (FYE May 31) during the term of this Agreement, Tenet shall provide Hospital with information from venders regarding administrative fees with respect to purchases by Hospital hereunder for such quarterly period.

9.       NOTICES:

         Any notice by any party to the other shall be in writing and shall be deemed to have been given on the earlier of (a) the date on which it is delivered personally or (b) four (4) days after it is deposited in the U.S. mail, postage prepaid, certified with return receipt requested and addressed to the party at its address as set forth on Page 1 of this Agreement (or at such other address as may have been designated by the party pursuant to this Paragraph 9).

10.      APPLICABLE LAW:

         This Agreement is entered into in the State of New York and shall be governed by the laws of the State of York and all actions concerning this Agreement shall be brought in the courts of the State of New York.

11.      ACCESS TO BOOKS AND RECORDS OF TENET BY SECRETARY OF HHS OR AUTHORIZED
         REPRESENTATIVE:

         Upon written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, Tenet or any other related organization providing services with a value or cost of ten thousand dollars ($10,000.00) or more, over a twelve (12) month period, shall make available to the Secretary the contracts, books, documents and records that are necessary to certify the nature and extent of the costs of providing such services. Such inspection shall be available up to four (4) years after the rendering of such services. This paragraph is not intended to prohibit or impede any state audits pursuant to state law.

12.      ENTIRE AGREEMENT:

         This Agreement constitutes the sole and only Agreement of the parties hereto with respect to purchasing assistance services to the facilities and correctly sets forth the rights, duties, and obligations of each to the other as of its date. Any and all prior agreements, promises, proposals, negotiations or representations, whether written or oral with respect to purchasing assistance services to the facilities, which are not expressly set forth in this Agreement are hereby superseded and are of no force or effect. This Agreement is considered confidential, therefore, any specifics of this Agreement will not be discussed unless mutual consent has been agreed upon by both parties.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed by their authorized representatives this 15th day of October, 1999.

TENET HEALTHSYSTEM MEDICAL, INC.            IASIS HEALTHCARE CORPORATION

By: /s/ Paul O'Neill                                 /s/ Frank Coyle
   -------------------------                         ---------------------------
Name:  Paul O'Neill                                  Signature
Title: Vice President
                                                        Frank Coyle
                                                     ---------------------------
                                                     Print Name
                                                        Secretary
                                                     ---------------------------
                                                     Title

                                    EXHIBIT A

                             PURCHASER SUBSIDIARIES



St. Luke's Medical Center, LP
St. Luke's Behavioral Center, LP
Health Choice Arizona, Inc.
Metro Ambulatory Surgery Center, Inc.
Biltmore Surgery Center, Inc.
Palms of Pasadena, LP
Odessa Regional Hospital, LP
Tempe St. Luke's Hospital, LP
Memorial Hospital of Tampa, LP
Mesa General Hospital, LP
Town & Country Hospital, LP
Southwest General Hospital, LP
SSJ St. Petersburg Holdings, Inc.
First Choice Physicians Network Holdings, Inc.
Baptist Joint Venture Holdings, Inc.
Beaumont Hospital Holdings, Inc.
Iasis Healthcare Holdings, Inc.

                                   EXHIBIT B

                                   FACILITIES

HealthChoice Arizona
Memorial Hospital of Tampa
Mesa General Hospital
Mid-Jefferson Hospital
Odessa Regional Hospital
Palms of Pasadena Hospital
Park Place Medical Center
St. Luke's Medical Center
St. Luke's Behavioral Health Center
Southwest General Hospital
Tempe St. Luke's Hospital
Town & Country Hospital
Davis Hospital and Medical Center
Jordan Valley Hospital
Pioneer Valley Hospital
State Street Hospital
Salt Lake Regional Medical Center